EXHIBIT 10.73

                                PROMISSORY NOTE
                                _______________

$1,800,000

     FOR VALUE RECEIVED, the undersigned, LANXIDE CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to the order of LANXIDE K.K., a Japanese corporation (the "Payee"), the principal sum of One Million Eight Hundred Thousand ($1,800,000) Dollars, representing the aggregate unpaid principal amount of Advances to be made by the Payee to the Maker as follows:
$1,300,000 December 29, 1997; $500,000 January 12, 1998; together with interest (computed on the daily unpaid balance of all such Advances based on a three hundred sixty (360) day year counting the actual number of days elapsed) on any and all principal amounts remaining unpaid hereunder from time to time from the date hereof until payment in full hereof, at a rate per annum equal to 6%.

     1.   PAYMENT OF PRINCIPAL AND INTEREST.

          (a) The entire principal balance of this Note shall be due and payable on January 31, 1998.

          (b) Accrued interest under this Note shall be due and payable monthly in arrears on the last calendar day of each calendar month (provided that, if such calendar day is a day on which commercial banks in the State of Delaware are authorized or required to be closed, then such payment shall be due and payable on the next succeeding business day, with interest thereon at the rate in effect during the calendar month then ended).

          (c) In full satisfaction of the accrued interest owed in any month the Payee shall offset any trade payables due the Maker and/or its subsidiary Lanxide Electronic Components, Inc. in that month in an amount equal in value to the accrued interest owed.

          (d) The Payee shall have the right to offset any trade payables due the Maker's subsidiary Lanxide Electronic Components, Inc. for all shipments made to Payee following January 31, 1998 in an amount equal to any unpaid principal balance that may be outstanding as of January 31, 1998.

          (d) All payments of principal and interest hereunder shall be payable in lawful money of the United States of America at the office of the Payee located at 2-2-22, Shiba-koen, Minato-ku, Tokyo 105, Japan.

     2.   PREPAYMENT.

          The Maker shall have the right to prepay, without premium or penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of this Note. The Maker agrees that if J.P. Morgan, Zilkha and Company or Toyota Motor Company provide any financing to Maker, that Maker will prepay this loan in full using proceeds therefrom immediately following the receipt of such proceeds by Maker.

     3.   EVENTS OF DEFAULT.

          Any failure by the Maker to pay when due all or any portion of any principal hereunder shall be an Event of Default hereunder.


     4.   REMEDIES ON DEFAULT.

          If an Event of Default shall occur and shall be uncured for more than 15 days, Maker shall transfer either its stock ownership in Lanxide Electronic Components, Inc. ("LEC") or its 10% ownership in DuPont Lanxide Composites Inc. ("DLC") to Payee in satisfaction of the loan hereunder immediately following satisfaction of Makers note to PNC Bank that is guaranteed by E.I. duPont de Nemours and Company, Inc. ("DuPont"). If Maker has defaulted on such note to PNC Bank and DuPont has been called upon to perform against its guaranty, then such transfer shall occur immediately following DuPont's election to accept either Maker's stockholding in LEC or Maker's 10% stockholding in DLC as part of DuPont's rights under its guaranty agreement with Maker. If the stock of LEC is transferred by Maker to Payee in satisfaction of the loan hereunder, Payee shall first cause LEC to execute the license hereunder attached as Exhibit A.

     5.   CERTAIN WAIVERS.

          Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing. The Maker hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker hereby further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now or hereafter held as security for the payment of this Note.

     6.   AMENDMENTS.

          Neither any provisions of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     7.   GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

          This Note shall be deemed to be a contract made under the laws of the State of Delaware and shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Maker hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of Delaware in connection with any claim, action or proceeding relating to or for the collection or enforcement of this Note, and hereby waives any defense of forum non conveniens or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court. THE MAKER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION OR PROCEEDING RELATING TO OR FOR THE COLLECTION OR ENFORCEMENT OF THIS NOTE.

     8.   OTHER AGREEMENTS.

          Maker agrees to immediately remit the interest due and payable on a separate $10 Million note to Kanematsu Corporation from Maker by wire transfer immediately following receipt of the $1,300,000 advance from Payee hereunder.

          Maker agrees to cause LEC to use its best efforts within the various constraints and commitments of the business to ship by January 31, 1998, a maximum number of the parts ordered by Toyota and Mitsubishi for delivery through March of 1998.

          Maker agrees to cause LEC to accept an observer from Lanxide K.K. to observe production by LEC of parts for Toyota and Mitsubishi through January 1998.


This note shall supersede and replace all previously executed versions.


     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on and as of the 29th day of December 1997.

                                      LANXIDE CORPORATION

                                      By:  /s/ Marc S. Newkirk
                                           ______________________________

                                      Title:  President

Lanxide Electronics Components Inc. agrees to be bound by the provisions of Sections 1c and 1d above as surety and the provisions of Section 8 above that relate to LEC, for so long as LEC is owned by Lanxide Corporation.

                                      LANXIDE ELECTRONIC COMPONENTS INC.

                                      By:  /s/ Andrew W. Urquhart
                                           ______________________________

                                      Title:  President & CEO